As filed with the United States Securities and Exchange Commission on November 5, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DETERMINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0432030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2121 South El Camino Real, 10th Floor, San Mateo, CA 94403

(650) 532-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John K. Nolan

Chief Financial Officer

Determine, Inc.

2121 South El Camino Real, 10th Floor

San Mateo, CA 94403

(650) 532-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jonathan R. Zimmerman

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

Tel: (612) 766-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Primary Offering:
Common Stock, par value $0.0001 per share, Preferred Stock, Stock Purchase Contracts, Securities Warrants, Rights and Units	N/A	N/A	$35,000,000	$3,525

(1)

There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock and such indeterminate number of stock purchase contracts, warrants, rights, and units of the registrant, all at indeterminate prices, as shall have an aggregate initial offering price not to exceed $35,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder.

(2)

Pursuant to General Instruction II.D to Form S-3, the table lists each class of securities being registered and the aggregate proceeds to be raised but does not specify the amount to be registered and the proposed maximum offering price per unit.

(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2015

PROSPECTUS

DETERMINE, INC.

$35,000,000

Common Stock

Preferred Stock

Stock Purchase Contracts

Securities Warrants

Rights

Units

We may from time to time offer and sell any combination of common stock, preferred stock, stock purchase contracts, securities warrants, rights and/or units in one or more offerings.

This prospectus provides a general description of the securities that we may offer. Each time we sell securities, we will provide the specific terms of the securities offered and the terms and conditions of the transactions in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, each applicable prospectus supplement, and the information incorporated by reference in this prospectus and each applicable prospectus supplement, carefully before you invest in any securities.

We may offer and sell the securities in the same offering or in separate offerings, to or through underwriters, dealers or agents, or directly to purchasers. If any underwriters, dealers or agents are involved in the sale of any securities offered by this prospectus, we will name them and describe their compensation in a prospectus supplement.

Our common stock trades on the Nasdaq Capital Market under the ticker symbol “DTRM.” On November 3, 2015, the closing price of our common stock was $4.31 per share.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus, any prospectus supplement relating to an offer of securities and any document incorporated by reference herein or therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                            , 2015

TABLE OF CONTENTS

About This Prospectus	i
Where You Can Find More Information; Incorporation of Certain Documents By Reference	ii
Special Note Regarding Forward-Looking Statements	iii
Summary	1
Risk Factors	2
Use of Proceeds	3
Dividend Policy	3
The Securities We May Offer	3
Dilution	3
Description of Capital Stock	3
Description of Stock Purchase Contracts	7
Description of Securities Warrants	7
Description of Rights	9
Description of Units	10
Plan of Distribution	11
Legal Matters	13
Experts	13

ABOUT THIS PROSPECTUS

When we refer to “we,” “us” or the “company,” we mean Determine, Inc. and its subsidiaries unless the context indicates otherwise.

You should rely only on the information provided in this prospectus, any prospectus supplement and any free-writing prospectus, including the information incorporated herein or therein by reference. We are have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any prospectus supplement and any free-writing prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

The distribution of this prospectus, any prospectus supplement and any free-writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus, any prospectus supplement and any free-writing prospectus come should inform themselves about and observe any such restrictions. This prospectus, any prospectus supplement and any free-writing prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

This prospectus, any prospectus supplement and any free-writing prospectus may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus, any prospectus supplement and any free-writing prospectus are the property of their respective owners.

 i

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We maintain a web site at www.determine.com. The information on our web site is not incorporated by reference in this prospectus, any prospectus supplement and any free-writing prospectus, and you should not consider it a part of this prospectus, any prospectus supplement and any free-writing prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to separate documents. The information incorporated by reference is considered to be part of this prospectus, any prospectus supplement and any free-writing prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below (other than information deemed furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended March 31, 2015;
•

The portions of our Definitive Proxy Statement on Schedule 14A for the 2015 annual meeting that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015;
•	Current Reports on Form 8-K dated May 6, 2015, June 9, 2015, August 4, 2015 (as amended October 16, 2015), September 1, 2015, September 11, 2015, October 9, 2015 and October 19, 2015;
•

The description of our capital stock contained in the Registration Statements on Form 8-A filed with the SEC on February 22, 2000 and February 6, 2003 (as amended November 17, 2008, January 2, 2009, December 28, 2011 and December 28, 2014), as the same may be amended from time to time;

•

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, or the “Exchange Act,” after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus (except for information filed pursuant to Items 2.02 and 7.01 unless specifically deemed filed and not furnished in accordance with SEC rules); and

•

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering (except for information deemed furnished and not filed in accordance with SEC rules).

Copies of these filings are available at no cost on our website, www.determine.com. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Investor Relations

Determine, Inc.

2121 South El Camino Real, 10th Floor

San Mateo, CA 94403

(650) 532-1500

 ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein may contain so called “forward-looking statements” (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), all of which are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from those set forth in the statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You can also identify them by the fact that they do not relate strictly to historical or current facts. You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections or guidance of future results of operations or financial condition; or

●	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed in this document outline examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in the forward-looking statements, including among other things:

●	our stockholders’ approval of the terms of the financing;

●	the amount of cash on hand available to us;

●	our business strategy;

●	changing interpretations of generally accepted accounting principles;

●	outcomes of government reviews, inquiries, investigations and related litigation;

●	continued compliance with government regulations;

●	legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged;

●	statements about industry trends;

●	fluctuations in customer demands;

●	general economic conditions; and

●	geopolitical events and regulatory changes.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.

All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

 iii

SUMMARY

The following summary contains basic information about us and this offering. It does not contain all of the information that you should consider in making your investment decision. You should read and consider carefully all of the information in this prospectus, including the information set forth under “Risk Factors,” any applicable prospectus supplement, as well as the more detailed financial information, including the consolidated financial statements and related notes thereto, appearing elsewhere or incorporated by reference in this prospectus, before making an investment decision. Unless the context indicates otherwise, all references in this prospectus to “Determine” “our,” “us” and “we” refer to Determine, Inc. and its subsidiaries as a combined entity.

Our Company

We are a provider of leading enterprise cloud software solutions with over four decades of collective technical and process knowledge in the areas of strategic sourcing, enterprise contract lifecycle management, and procure to pay solutions.

Through recent acquisitions, we unified this experience and technology under one name, exemplifying the perspective we now bring to the marketplace. Our mission is to enable businesses to transform their operational data and processes into unique insights to make informed decisions that drive value and mitigate risk.

We provide the next generation of agile, enterprise cloud solutions for managing the needs of modern business. Using our intuitive applications, organizations can effectively manage the full scope of source to pay and enterprise contract lifecycle management requirements using the Determine platform.

The Determine platform is an open technology infrastructure based on smart process application models. The goal of our platform is to establish awareness of relevant data, manage business documents, embed analytical tools, create a means for collaboration, and provide advanced process management tools for fully integrating business processes through an open API infrastructure. Built on a unified and highly scalable platform, we deliver deep and innovative capabilities in strategic sourcing, supplier management, enterprise contract lifecycle management, e-procurement, invoicing, and other business operation areas.

In addition to our source to pay and enterprise contract lifecycle management solutions suite, we also provide a powerful, patented configuration engine solution, which Global 1000 companies use to increase revenue by facilitating the right combination of products, services, and price.

On July 31, 2015, we completed the acquisition of b-pack SAS, a French société par actions simplifiée. As a result of the transaction, the b-pack shareholders received an aggregate cash payment of $1.1 million and an aggregate of 1,841,244 shares of our common stock. b-pack empowers finance and procurement enterprise professionals with flexible, innovative and critical risk mitigation solutions. It provides source to pay solutions focusing on providing rich, end-to-end procurement capabilities, including eProcurement, purchase-to-pay, asset management, budget management, invoice management, and expense management.

We were incorporated in California in June 1996 and re-incorporated in Delaware in November 1999. Our principal executive offices are located at 2121 South El Camino Real, 10th Floor, San Mateo, California, 94403. Our telephone number is (650) 532-1500, and our website is www.determine.com. Our website address was provided by informational purposes only and the information on our website is not part of this prospectus.

The Securities We May Offer

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer pursuant to the primary offering. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.

We may sell from time to time, in one or more offerings:

●	common stock;
●	preferred stock which may be convertible into shares of our common stock;
●	warrants to purchase any of the securities listed above;
●	stock purchase contracts for any of the above-mentioned securities on the terms to be determined at the time of sale;
●	rights to purchase our common stock or preferred stock; or
●	units consisting of common stock, preferred stock, rights, warrants, or any combination thereof.

In this prospectus, we refer to the common stock, preferred stock, warrants, stock purchase contracts, rights and units collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $35,000,000.

RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the risk factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, filed with the United States Securities and Exchange Commission (the “SEC”), as well as any amendments or updates thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety. The material risks and uncertainties that management believes affect us will be described in those documents. The risks should be considered along with the other information included or incorporated by reference into this prospectus. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Please also read “Special Note Regarding Forward-Looking Statements” where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Any of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

Risks Related to Our Common Stock and This Offering

The price of our common stock is volatile and may continue to be volatile.

The trading price of our common stock fluctuates substantially and may continue to fluctuate substantially. These fluctuations could cause you to lose part or all of your investment in our shares of common stock. The factors that could cause fluctuations include, but are not limited to, the following:

●	price and volume fluctuations in the overall stock market from time to time;
●	significant volatility in the market price and trading volume of software or software-as-a-service companies;
●	actual or anticipated changes in our sales and earnings, fluctuations in our operating results, or the failure to meet the expectations of financial market analysts and investors;
●	investor and analyst perceptions of the software and software-as-a-service industries, the software industry in general and our company in particular;
●	the operating and stock performance of comparable companies;
●	strategic actions by us or our competitors, such as acquisitions or restructurings;
●	loss of external funding sources or other adverse changes to our liquidity;
●	general economic conditions and trends;
●	major catastrophic events;
●	competitive factors;
●	relatively few shares available for public trading;
●	unfavorable commentary or downgrades of our securities by research analysts and/or rating agencies;
●	changes in accounting standards, policies, guidance, interpretation or principles;
●	regulatory changes;
●	sales of debt or equity securities by our company;
●	sales of large blocks of our stock or sales by insiders;
●	departures of key personnel; or
●	the matters discussed elsewhere under “Risk Factors.”

Future sales of our capital stock by our company or our existing stockholders could cause our stock price to decline.

To the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our capital stock in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our stockholders may experience further dilution. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series, and therefore, such sales or offerings could result in increased dilution to our stockholders. If we or our stockholders sell substantial amounts of our capital stock in the public market or announce the intention to do so, the market price of our common stock could decrease significantly. The perception in the public market that we or our stockholders might sell shares of our common stock could also depress the market price of our common stock. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

If securities or industry analysts do not publish research or reports about our business or if they adversely change their recommendations regarding our common stock, the market price for our common stock and trading volume could decline.

The trading market for our common stock will be influenced by research or reports that industry or securities analysts publish about us or our business. If one or more analysts who cover us downgrade our common stock, the market price for our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our common stock to decline.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities in the primary offering to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, investments, additions to working capital, capital expenditures and advances to or investments in our subsidiaries. Net proceeds may be temporarily invested prior to use. We will have significant discretion in the use of any net proceeds.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our shares of common stock. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on our shares of common stock in the foreseeable future.

THE SECURITIES WE MAY OFFER

In any primary offering, we may sell from time to time, in one or more offerings: common stock, preferred stock, stock purchase contracts, securities warrants, rights and/or units. The descriptions of the securities contained in this prospectus summarize the material general terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;
●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK

The terms and provisions of our capital stock that may be offered by this prospectus will be described in the applicable prospectus supplement. We have filed our certificate of incorporation, related certificates of designation, and bylaws as exhibits to the registration statement of which this prospectus is a part. You should read our certificate of incorporation, related certificates of designation and bylaws for additional information before you buy any capital stock.

Our certificate of incorporation provides that we may issue up to 36,000,000 shares of capital stock, par value $0.0001 per share, of which 35,000,000 shares are designated as common stock and 1,000,000 are designated as preferred stock. A description of the material terms and provisions of our capital stock is set forth below. The description is intended as a summary and is qualified in its entirety by reference to our certificate of incorporation, certificates of designation and bylaws incorporated herein by reference.

The following is a summary of the material features of our capital stock:

Common Stock

Holders of our common stock are entitled to vote in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of common stock are not entitled to cumulative voting rights. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by the board of directors out of funds legally available therefor. Upon our liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of preferred stock. Holders of common stock have no redemption, conversion or preemptive rights.

Preferred Stock

Our certificate of incorporation permits us to issue shares of preferred stock, from time to time, in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. Our certificate of incorporation authorizes our board of directors to determine the number of shares, voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without stockholder approval, may issue preferred stock with voting rights and other rights that could adversely affect the voting power of the holders of our common stock. Our future issued preferred stock could have certain anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management.

Rights Agreement

On January 2, 2009, we entered into a rights agreement, and the board of directors declared a dividend of one preferred share purchase right for each outstanding share of common stock, par value $0.0001 per share, under the terms of the rights agreement. The dividend was payable on January 2, 2009 to the stockholders of record on the close of business that day. Under the rights agreement, each right entitles the registered holder to purchase one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.0001 per share at a price of $9.00 per one one-thousandth of a share of preferred stock, subject to adjustment to prevent dilution. The number of outstanding rights is also subject to adjustment in the event of a stock dividend payable in common stock or subdivisions, consolidations, or combinations of the common stock. Adjustments will only be made once a change of at least 1% of the purchase price is required.

These rights remain until the earlier of their expiration or an entity becomes an “acquiring person,” generally meaning gaining (or potentially gaining) beneficial ownership of 4.99% of the outstanding common stock. The rights agreement exempts those who beneficially owned over 4.99% of the outstanding common stock as of the date of the agreement or its amendments from being considered an acquiring person, until that entity acquires additional beneficial shares representing 0.5% or more of the outstanding shares of common stock (unless as a result that entity would then beneficially own 15% or more of the outstanding shares of common stock). Under the rights agreement, the board of directors may exempt any entity or transaction from the rights agreement from being deemed an acquiring person for purposes of the rights agreement if that entity’s ownership of common stock will not jeopardize or endanger the availability of our net operating losses.

The holder, except for the acquiring person, will have a right to receive common shares equal to two times the exercise price of the right if an entity becomes an acquiring person or if we undergo a merger or sell over 50% of our assets. The board of directors may exchange the rights, in whole or part, for their equivalent value in common or preferred stock in the interim after an entity gains beneficial ownership of over 4.99% of the outstanding stock but before a business combination, sale of over 50% of the assets, or the entity’s acquisition of over 50% of the outstanding common stock.

We may redeem the rights, in whole, for $0.0001 per right at any time prior to an entity acquiring beneficial ownership of over 4.99% of the outstanding stock. The board of directors has the discretion to determine the type of consideration, the time and the conditions of the redemption of the rights. Immediately upon the redemption of the rights, the right to exercise the rights will terminate and the holders’ only right will be to receive the redemption price.

As long as the rights are redeemable, we may amend the rights agreement in any manner, except with respect to the redemption price. Once the rights are no longer redeemable, we may not amend the rights agreement in any way that adversely affects the interests of the holders of the rights.

Until the earlier of the distribution date or the expiration of the rights, the rights will attach and transfer with the common stock. After the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock and alone will evidence the rights. The rights are not exercisable until an entity gains beneficial ownership of 4.99% of the company. The rights will expire on December 28, 2017, unless extended by the board of directors or unless we redeem or exchange the rights as described above.

Shares of preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of preferred stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of common stock. In the event of our liquidation, dissolution or winding up, the holders of the preferred stock will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends) and (b) an amount equal to 1,000 times the payment made per share of common stock. Each share of preferred stock will have 1,000 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of common stock are converted or exchanged, each share of preferred stock will be entitled to receive 1,000 times the amount received per share of common stock. These rights are protected by customary antidilution provisions.

Until a right is exercised or exchanged, the holder will have no rights as a stockholder of our company, including, without limitation, the right to vote or to receive dividends.

Anti-Takeover Effects of Our Certificate and Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and bylaws could make the following more difficult:

●	acquisition of us by means of a tender offer;

●	acquisition of us by means of a proxy contest or otherwise; or

●	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions give our board of directors the flexibility to exercise its fiduciary duties in a manner consistent with the interests of our stockholders.

●

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

●

Delaware Law. We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person (i) who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or (ii) who is an affiliate of the corporation and did, together with affiliates and associates, own 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

●	No Cumulative Voting. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

●

Undesignated Preferred Stock. The authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Authorized but Unissued Shares of Common Stock and Preferred Stock

Our authorized but unissued shares of common stock and preferred stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. In addition, our certificate of incorporation permits us to issue shares of preferred stock, from time to time, in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. Our certificate of incorporation authorizes our board of directors to determine the number of shares, voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without stockholder approval, may issue common stock or preferred stock with voting rights and other rights that could adversely affect the voting power of the holders of our common stock. Our preferred stock could have certain anti-takeover effects. The ability of the board of directors to issue common stock or preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management.

Transfer Agent and Registrar

Wells Fargo Stockholder Services has been appointed as the transfer agent and registrar for our common stock.

Listing

Our common stock is quoted on the Nasdaq Capital Market under the symbol “DTRM.”

Limitation of Liability and Indemnification Matters

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her service as a director, officer, employee or agent of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him or her (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him or her, in connection with the defense or settlement of such action, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware permits (i) Delaware corporations to include a provision in their certificates of incorporation limiting or eliminating the personal liability of a director to a corporation or its stockholders, under certain circumstances, for monetary damages or breach of fiduciary duty as a director and (ii) the advancement of a director’s or officer’s litigation expenses, upon receipt of an undertaking to repay such amount if it is ultimately determined that the person is not entitled to indemnification. In addition, the General Corporation Law of the State of Delaware provides that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

Article XI of our certificate of incorporation and Article VI of our bylaws provide for the indemnification of our directors and officers and limit the personal monetary liability of our directors to the fullest extent permitted by Delaware law. We have indemnification agreements with our directors and certain officers. We have a director and officer liability insurance policy to cover us, our directors and our officers against certain liabilities.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts obligating holders to purchase from us and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per share and number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement and any documents incorporated by reference will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference may be made to the stock purchase contracts and, if applicable, collateral arrangements and depositary arrangements relating to the stock purchase contracts. In the applicable prospectus supplement, we will also discuss any material United States federal income tax considerations applicable to the stock purchase contracts.

DESCRIPTION OF SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

We may issue warrants for the purchase of preferred stock or common stock, which we refer to as the “securities warrants.” Securities warrants may be issued alone or together with preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

Outstanding Warrants

As of September 30, 2015, we had issued and outstanding the following warrants:

●	warrants to purchase 428,837 shares of our common stock with an exercise price of $7.75 per share expiring November 30, 2018;
●	warrants to purchase 48,306 shares of our common stock with an exercise price of $7.75 per share expiring March 12, 2019;
●	warrants to purchase 733,446 shares of our common stock with an exercise price of $7.00 per share expiring July 24, 2019;
●	warrants to purchase 349,690 shares of our common stock with an exercise price of $7.00 per share expiring August 27, 2019; and
●	warrants to purchase 664,745 shares of our common stock with an exercise price of $6.00 per share expiring November 5, 2020.

General

If securities warrants for the purchase of preferred stock or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the offering price;
●

the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

●

the designation and terms of the series of preferred stock with which the securities warrants are being offered and the number of securities warrants being offered with each share of preferred stock or share of common stock;

●	the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or preferred stock;
●

the number of shares of preferred stock or common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock or common stock may be purchased upon each exercise;

●	the date on which the right to exercise the securities warrants begins and the date on which the right expires;
●	United States federal income tax consequences; and
●	any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock or common stock may be issued in registered form only.

A holder of securities warrant certificates may:

●	exchange them for new certificates of different denominations;
●	present them for registration of transfer; and
●	exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase preferred stock or common stock are exercised, holders of these securities warrants will not have any rights of holders of the underlying common stock or preferred stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the number of shares of preferred stock or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

A holder of securities warrants may exercise them by following the general procedure outlined below:

●	delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;
●	properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and
●

delivering the securities warrant certificate representing the securities warrants to the securities warrant agent within five business days of the securities warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the preferred stock or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if holders of a majority of the then-outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

●	if we issue capital stock as a dividend or distribution on the common stock;
●	if we subdivide, reclassify or combine the common stock;
●	if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price; or
●

if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions described below, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

●	a reclassification or change of the common stock;
●	a consolidation or merger involving our company; or
●	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our capital stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the class or series of securities issuable upon exercise of the rights;
●	the aggregate number of rights issued and the aggregate number of shares of capital stock purchasable upon exercise of the rights;
●	the exercise price;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of capital stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, rights and/or warrants offered by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, rights, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement that differ from those described below; and
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways separately or together:

●	directly to investors, including through a specific bidding, auction or other process;
●	to investors through agents;
●	directly to agents;
●	to or through brokers or dealers;
●	to the public through underwriting syndicates led by one or more managing underwriters;
●	in privately negotiated transactions;
●	to one or more underwriters acting alone for resale to investors or to the public; and
●	through a combination of any such methods of sale.

Our common stock or preferred stock may be issued upon conversion of preferred stock. Securities may also be issued upon exercise of warrants or rights and division of units and we reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected by us from time to time in one or more transactions, including negotiated transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to prevailing market prices;
●	at varying prices determined at the time of sale; or
●	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. Any underwritten offering may be on a best efforts or firm commitment basis. In connection with the sale of the securities, we or the purchasers of the securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We, our underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the Nasdaq Capital Market, subject to official notice of issue. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the Nasdaq Capital Market. We may elect to list any series of preferred stock, warrants or units on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Faegre Baker Daniels LLP, Minneapolis, Minnesota, will issue an opinion about the legality of the securities offered under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended March 31, 2015 and the consolidated financial statements of b-pack SAS and Subsidiaries for the year ended December 31, 2014, incorporated in this prospectus by reference from our Current Report on Form 8-K/A filed on October 16, 2015, have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates.

SEC Registration Fee		$3,525
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Miscellaneous		*
Total	$	*

These fees are calculated based on the number and nature of issuances and accordingly cannot be estimated at this time.

Item 15.          Indemnification of Directors and Officers Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her service as a director, officer, employee or agent of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him or her (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him or her, in connection with the defense or settlement of such action, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware permits (i) Delaware corporations to include a provision in their certificates of incorporation limiting or eliminating the personal liability of a director to a corporation or its stockholders, under certain circumstances, for monetary damages or breach of fiduciary duty as a director and (ii) the advancement of a director’s or officer’s litigation expenses, upon receipt of an undertaking to repay such amount if it is ultimately determined that the person is not entitled to indemnification. In addition, the General Corporation Law of the State of Delaware provides that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

Article XI of the certificate of incorporation of the registrant and Article VI of the bylaws of the registrant provide for the indemnification of the directors and officers of the registrant and limit the personal monetary liability of directors of the registrant to the fullest extent permitted by Delaware law. The registrant has indemnification agreements with its directors and certain officers. It has a director and officer liability insurance policy to cover the registrant, its directors and its officers against certain liabilities.

Item 16.          Exhibits

See the Exhibit Index following the signature page.

Item 17.          Undertakings

The undersigned registrant hereby undertakes:

(a) (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)     That:

(1)     for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)     for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo and the State of California, on the 5th day of November, 2015.

DETERMINE, INC.

By:	/s/ John K. Nolan
John K. Nolan
Chief Financial Officer

The undersigned director and/or officer of Determine, Inc., a Delaware corporation (the “Company”), does hereby (i) authorize the officers of the Company, and each of them acting alone, to prepare and file with the Securities and Exchange Commission (the “SEC”), with the advice of counsel, a Registration Statement or Registration Statements on Form S-3, or other applicable form or forms, for the registration under the Securities Act of 1933, as amended of the shares of common stock, $0.0001 par value (the “Common Stock”) of the Company and warrants exercisable for such Common Stock (including shares of Common Stock held by certain selling stockholders); preferred stock of the Company and warrants exercisable for any such preferred stock and such other equity securities of the Company as are deemed necessary or desirable; and to make such changes in and additions and amendments to such Form S-3, as originally filed, including post-effective amendments thereto, as such officer or officers may deem necessary or advisable and (ii) make, constitute and appoint the Company’s Chief Executive Officer and Chief Financial Officer, acting singly, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, to sign and affix the undersigned’s name as director and/or officer of the Company to such Form S-3 and to file the same with the SEC, granting unto these attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this November 5, 2015.

Signature	Title	Date

/s/ Patrick Stakenas	Chief Executive Officer and Director	November 5, 2015
Patrick Stakenas	(Principal Executive Officer)

/s/ John K. Nolan	Chief Financial Officer	November 5, 2015
John K. Nolan	(Principal Financial and Accounting Officer)

/s/ Michael Brodsky	Director	November 5, 2015
Michael Brodsky

/s/ Alan Howe	Director	November 5, 2015
Alan Howe

/s/ Lloyd Sems	Director	November 5, 2015
Lloyd Sems

/s/ Michael Casey	Director	November 5, 2015
Michael Casey

/s/ J. Michael Gullard	Director	November 5, 2015
J. Michael Gullard

EXHIBIT INDEX

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1	Form of Underwriting Agreement*

4.1	Form of Common Stock Certificate	S-1	333-92545.	4.2	March 9, 2000

4.2	Amended and Restated Rights Agreement between Registrant and Computershare Trust Company, N.A., as Rights Agent, dated January 2, 2009	8-K	000-29637	4.1	January 5, 2009

4.3	Amendment dated as of January 26, 2009, to the Amended and Restated Rights Agreement between Registrant and Computershare Trust Company, N.A. as Rights Agent, dated January 2, 2009	8-K	000-29637	4.2	January 28, 2009

4.4	Amendment 2, dated as of April 27, 2009, between Registrant and Wells Fargo Bank, N.A., as Rights Agent, to the Amended and Restated Rights Agreement between Registrant and Computershare Trust Company, N.A., dated January 2, 2009, as amended	8-K	000-29637	4.3	April 29, 2009

4.5	Amendment 3, dated as of December 28, 2011, between Registrant and Wells Fargo Bank, N.A., as Rights Agent, to the Amended and Restated Rights Agreement between Registrant and the Rights Agent, dated January 2, 2009, as amended	8-K	000-29637	4.4	December 29, 2011

4.6	Amendment 4, dated as of December 28, 2014, between Registrant and Wells Fargo Bank, N.A., as Rights Agent, to the Amended and Restated Rights Agreement between Registrant and the Rights Agent, dated January 2, 2009, as amended	8-K	000-29637	4.5	December 29, 2014

4.7	Registration Rights Agreement, dated as of May 31, 2013	8-K/A	000-29637	10.3	June 4, 2013

4.8	Form of Series A Warrant to Purchase Common Stock, dated as of May 31, 2013	8-K/A	000-29637	10.4	June 4, 2013

4.9	Form of Series B Warrant to Purchase Common Stock, dated as of September 12, 2013, as modified	8-K	000-29637	10.1	September 12, 2013

4.10	Amendment to the Series A Warrants dated as of September 4, 2013	8-K	000-29637	10.1	September 4, 2013

4.11	Form of Registration Rights Agreement, dated as of January 24, 2014	8-K	000-29637	10.2	January 27, 2014

4.12	Form of Warrant to Purchase Common Stock, dated as of January 24, 2014	8-K	000-29637	10.3	January 27, 2014

4.13	Registration Rights Agreement, dated as of June 5, 2014	8-K/A	000-29637	10.3	June 11, 2014

4.14	Form of Warrant to Purchase Common Stock	8-K/A	000-29637	10.4	June 11, 2014

4.15	Registration Rights Agreement, dated as of July 2, 2014	8-K	000-29637	10.1	July 3, 2014

4.16	Registration Rights Agreement, dated as of February 6, 2015	8-K/A	000-29637	10.3	February 9, 2015

4.17	Form of Warrant to Purchase Common Stock, dated as of February 6, 2015, issued to Outside Investors	8-K/A	000-29637	10.4	February 9, 2015

4.18	Form of Warrant to Purchase Common Stock, dated as of May 5, 2015, issued to Management and Director Investors	8-K/A	000-29637	10.5	February 9, 2015

4.19	Registration Rights Agreement, dated as of July 31, 2015.	8-K	000-29637	10.1	August 4, 2015

4.20	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate*

4.21	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate*

4.22	Form of Rights Agent Agreement, including form of Rights Certificate*

4.23	Form of Unit Agreement and Unit Certificate*

5.1	Opinion of Faegre Baker Daniels LLP	X

23.1	Consent of Independent Registered Public Accounting Firm - Armanino LLP	X

24.1	Power of Attorney (included on signature page).	X

* To be filed, if necessary, after effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereafter.